Exhibit 3.24

Form 205 (Revised 05/11) This space reserved for office use. Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filin Fee: $300 Certificate of Formation Limited Liability Company Article 1-Entity Name and Type The filing entity being formed is a limited liability company. The name of the entity is: Atwood Oceanics, LLC The name must contain the words "limited liability company," "limited company," or an abbreviation of one of these phrases. Article 2 - Registered Agent and Registered Office (See instructions. Select and complete either A or B and complete C.) 181 A. The initial registered agent is an organization (cannot be entity named above) by the name of: CT Corporation System OR D B. The initial registered agent is an individual resident of the state whose name is set forth below: First Name Ml. Last Name Suffix C. The business address of the registered agent and the registered office address is: 1999 Bryan Street, Suite 900 Dallas TX 75201 Street Address City State Zip Code Article 3-Governing Authority (Select and complete either A or Band provide the name and address of each governing person.) ~ A. The limited liability company will have managers. The name and address of each initial manager are set forth below. D B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below. GOVERNING PERSON 1 NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL Christopher First Name OR IF ORGANIZATION Organization Name ADDRESS 5847 San Felipe, Suite 3300 Street or Mailing Address 2.1 (i) AO! Certificate of Formation DM _ US l 64389344-2.091103.00 l 6 M Johnston Ml. Last Name Houston Citv Suffix TX USA 77057 State Countl")I Zio Code

GOVERNING PERSON 2					
NAME (Enter the name of either an individual or an organization, but not both.)					
IF INDIVIDUAL					
Colleen	W	Grable			
First Name	*M.I.*	*Last Name*			*Suffix*
OR **IF ORGANIZATION**					
Organization Name					
ADDRESS					
5847 San Felipe, Suite 3300	Houston		TX	USA	77057
Street or Mailing Address	*City*		*State*	*Country*	*Zip Code*

GOVERNING PERSON 3					
NAME (Enter the name of either an individual or an organization, but not both.)					
IF INDIVIDUAL					
Roger	C	McCartney			
First Name	*M.I.*	*Last Name*			*Suffix*
OR **IF ORGANIZATION**					
Organization Name					
ADDRESS					
5847 San Felipe, Suite 3300	Houston		TX	USA	77057
Street or Mailing Address	*City*		*State*	*Country*	*Zip Code*

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

- The converted entity, Atwood Oceanics, LLC, is being formed pursuant to a plan of conversion.
- The converting entity, Atwood Oceanics, Inc., is a Texas corporation with principal address at 5847 San Felipe, Suite 3300 Houston, TX, USA 77057.
- The date of formation of Atwood Oceanics, Inc. is October 9, 1968 and the jurisdiction of formation of Atwood Oceanics, Inc. is Texas.

2.1(i) AOI Certificate of Formation
DM_US 164389344-2.091103.0016

Organizer The name and address of the organizer: Christopher M. Johnston Name 5847 San Felipe, Suite 3300 Houston TX 77057 Street or Mailing Address City State Zip Code Effectiveness of Filing (Select either A, B, or C.) A. □ This document becomes effective when the document is filed by the secretary of state. B. [8] This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: December 30, 2019 at 10:00am Central Standard Time C. □ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: The following event or fact will cause the document to take effect in the manner described below: Execution The undersigned affinns that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument. Date: 2. J (i) AOI Cer tificate of Formation (!will;_ s V Signature of org~ - Christopher M. Johnston Printed or typed name of organizer 3